As filed with the Securities and Exchange Commission on September 23, 2003

                                           Registration Statement No. 333-107676


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 Amendment No. 1

                                       to


                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             DENBURY RESOURCES INC.

                           (Exact name of Registrant)

       Delaware                          1311                    75 2815171
(State of incorporation)      (Primary Standard Industrial    (I.R.S. Employer
                                 Classification Code         Identification No.)
                                       Number)

         Phil Rykhoek, Senior Vice President and Chief Financial Officer
                             Denbury Resources Inc.
                         5100 Tennyson Pkwy., Ste. 3000
                               Plano, Texas 75024
                                 (972) 673 2000
          (Name, address and telephone number of Registrant's executive offices and agent for service)

                                   Copies to:


                                Donald W. Brodsky
                                  Lee Thompson
                              Jenkens & Gilchrist,
                           A Professional Corporation
                        1401 McKinney Street, Suite 2700
                              Houston, Texas 77010

                                 (713) 951 3300

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]



                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                  Title of Each                        Proposed Maximum        Proposed Number of    Amount of Registration
               Class of Securities                    Aggregate Offering      Shares to Be Offered             Fee
               To Be Registered(1)                       Price(1)(2)
-----------------------------------------------------------------------------------------------------------------------------

Debt Securities............................(4)
Common Stock................................
Preferred Stock.............................
Depositary Shares..........................(5)
Warrants....................................

                 Subtotal...................             $150,000,000                                      $12,135

Common Stock offerable by selling shareholders
named herein................................             $209,882,916              17,274,314              $16,980(6)
                                                         ------------                                      -------------

                  TOTAL...................               $359,882,916                                      $29,115(3)(7)
                                                         ============                                      =============

=============================================================================================================================


(1) This registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion, redemption or exercise of, as the case may be, debt securities, preferred stock, depositary shares or warrants registered hereunder.

(2) The proposed maximum price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3) Pursuant to Rule 429 and Rule 457(p) under the Securities Act of 1933, the prospectuses included as part of this Registration Statement also relate to the remaining $97,625,000 of unsold securities from a maximum offering price of $200 million of securities previously registered on Form S-3 under Registration Statement No. 333-57382 declared effective April 6, 2001. Of the $50,000 paid as a filing fee for Registration No. 333-57382, $24,406 has not been used, and all of that unused $24,406 filing fee is being used to offset a portion of the filing fee for the securities being registered hereunder.


(4) If any debt securities are issued at an original issue discount, then the offering price of the debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $150 million, less the offering price of any securities previously issued hereunder by the Registrant.

(5) Such indeterminate number of depositary shares will be represented by depositary receipts. In the event that the Registrant elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing the fractional interests and the shares of preferred stock will be issued to the Depository under the deposit agreement.


(6) Pursuant to Rule 457(o) under the Securities Act of 1933, the calculation of the registration fee was based on the closing price of $12.15 per share of Denbury common stock on the NYSE on September 18, 2003.

(7) $28,315 of the $29,115 registration fee has been previously paid or offset from unused filing fees from a prior offering, and $800 of the filing fee is being paid herewith.



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

This registration statement contains two prospectuses: the first prospectus covers the offering of up to $150 million of debt securities, common stock, preferred stock, despositary shares or warrants by Denbury Resources Inc. The second prospectus covers the sale of up to 17,274,314 shares of common stock of Denbury offered from time to time by the selling shareholders named in that prospectus.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 2003


PROSPECTUS


                                  $150,000,000


                             Denbury Resources Inc.

                                 Debt Securities

                                  Common Stock

                                 Preferred Stock

                                Depositary Shares

                                    Warrants


         Denbury Resources Inc. may offer and sell from time to time debt securities, common stock, preferred stock, depositary shares or warrants. We will provide specific terms of these securities in supplements to this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, risk factors and the agents, dealers or underwriters, if any, to be used in connection with the sale of these securities. You should read this prospectus and any supplement carefully before you invest.


         Our common stock is traded on the New York Stock Exchange under the symbol "DNR."

         This prospectus may not be used to sell securities unless accompanied by a supplement to this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is _______________, 2003

         You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the applicable prospectus supplement.



                         TABLE OF CONTENTS                        Page

------------------------------------------------------------------------

ABOUT THIS PROSPECTUS.............................................  ii
WHERE YOU CAN FIND MORE INFORMATION...............................  ii
RISK FACTORS......................................................  1
FORWARD-LOOKING STATEMENTS........................................  3
THE COMPANY.......................................................  4
RATIO OF EARNINGS TO FIXED CHARGES................................  5
USE OF PROCEEDS...................................................  5
DESCRIPTION OF DEBT SECURITIES....................................  6
DESCRIPTION OF CAPITAL STOCK...................................... 15
DESCRIPTION OF DEPOSITARY SHARES.................................. 17
DESCRIPTION OF WARRANTS........................................... 18
PLAN OF DISTRIBUTION.............................................. 19
LEGAL OPINIONS.................................................... 21
EXPERTS........................................................... 21

                              ABOUT THIS PROSPECTUS


         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150 million. In addition, a separate prospectus for the sale by selling shareholders of shares of Denbury common stock that they own has been included in this registration statement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."


         As used in this prospectus, "Denbury," "we," "us," and "our" refer to Denbury Resources Inc. and its subsidiaries.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. You may view our reports electronically at the SEC's Internet site at http://www.sec.gov, or at our own website at http://www.denbury.com.

         This prospectus constitutes part of a Registration Statement on Form S-3 filed with the SEC under the Securities Act of 1933. It omits some of the information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to us and the securities we are offering. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the filed document.


         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information and the information in the prospectus. We incorporate by reference (excluding any information furnished pursuant to Item 9 or Item 12 of any Report on Form 8-K) the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities covered by this prospectus:


1.       Our Annual Report on Form 10-K for the year ended December 31, 2002;


2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2003;


3. The description of our common stock contained in Amendment No. 1 to our registration statement on Form 8-A filed on April 21, 1999, including any amendment or report filed before or after the date of this prospectus for the purpose of updating the description;

4. Current Reports on Form 8-K dated March 11, 2003, March 17, 2003, March 19, 2003, May 1, 2003, July 31, 2003, August 12, 2003, and September
         22, 2003; and


5. Information under the caption "Security Ownership of Certain Beneficial Owners and Management" on pages 13 and 14 of our Definitive Proxy Statement dated April 11, 2003.

         You may request a copy of these filings at no cost, by writing or telephoning Phil Rykhoek, Senior Vice President and Chief Financial Officer, Denbury Resources Inc., 5100 Tennyson Pkwy., Ste. 3000, Plano, Texas 75024, phone: (972) 673-2000.

                                  RISK FACTORS

         There are a number of risks associated with investing in Denbury and in our industry. You should carefully review the more detailed description of risk factors contained in the supplement to this prospectus.

Steep or prolonged drops in prices can harm us financially and hurt our ability to grow.

         Our revenue, profitability and cash flow depend upon the prices and demand for oil and natural gas. The markets for oil and natural gas are very volatile, as evidenced by the recent volatility in natural gas prices in response to the war between the United States and Iraq. The changes in oil and natural gas prices have a significant impact on the value of our reserves and a decline in prices could cause a write-down of our oil and gas properties, which would negatively affect our net income.

Our controlling stockholder still holds a significant percentage of our outstanding common stock.


         Although between November 2002 and March 2003 affiliates of the Texas Pacific Group have sold approximately 37% of the Denbury common stock that they owned, they still beneficially own approximately 32% of our outstanding common stock. Texas Pacific Group representatives currently hold three of eight seats on our board of directors. As a result of this ownership and provisions of our certificate of incorporation and bylaws, the Texas Pacific Group has historically had the effective ability to elect all our directors and to control our business and affairs, including decisions with respect to the acquisition or disposition of assets, the future issuance of our common stock or other securities, dividend policy and decisions with respect to our drilling, operating and acquisition expenditure plans.


Oil and natural gas drilling and producing operations involve various risks.

         Our drilling activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs. Operating and developing oil and natural gas properties involves a number of inherent risks, including the risk of personal injury, environmental contamination or loss of wells. In addition, our drilling operations may be curtailed, delayed or canceled as a result of other factors, including title problems, adverse weather conditions, and compliance with environmental and other governmental requirements. We may not be able to insure against all of these risks.

A failure to acquire producing properties on a profitable basis in the future may significantly affect our profitability and growth.

         Our significant growth in recent years is attributable in significant part to our acquiring producing properties. Our ability to continue to make successful acquisitions is influenced by many factors beyond our control.

Estimating our reserves, production and future net cash flow is difficult to do with any certainty.

         Estimates of our proved developed oil and natural gas reserves and the resulting future net revenues contained in this prospectus and elsewhere are based on a number of uncertainties. A drop in prices or estimated production volumes could materially adversely affect our revenues, profitability and financial health.

Our level of indebtedness may adversely affect operations and limit our growth.

         We make, and will continue to make, substantial capital expenditures to acquire, develop, produce, explore and abandon our oil and natural gas reserves. Our bank borrowing base is adjusted at the banks' discretion and is based in part upon external factors over which we have no control. Further, our cash flow from operations is highly dependent on the prices that we receive for oil and natural gas. Any decrease in our revenues, as a result of lower oil or gas prices or otherwise, could limit our ability to replace reserves or maintain production at current levels. If our cash flow from operations drops significantly, we may be unable to find additional debt or equity financing.

Shortages of oil field equipment, services and qualified personnel could reduce our cash flow and adversely affect results of operations.

         Our ability to conduct operations in a timely and cost effective manner depends on the availability of supplies, equipment and personnel. The oil and gas industry is cyclical and experiences periodic shortages of drilling rigs and other equipment, tubular goods, supplies and experienced personnel. Shortages can delay operations and materially increase operating and capital costs.

Our future success depends on our ability to find, develop or acquire additional oil and natural gas reserves that are economically recoverable.

         Unless we successfully replace the reserves that we produce, our reserves will decline, resulting eventually in a decrease in oil and natural gas production. This would lead to lower production and cash flow.

Our production will decline if our access to sufficient amounts of carbon dioxide is limited.

         The crude oil production from our tertiary recovery projects depends on our having access to sufficient amounts of carbon dioxide (CO2). Our ability to produce this oil would be hindered if our supply of CO2 were limited due to problems with our current CO2 producing wells and facilities, including compression equipment, or catastrophic pipeline failure. Our anticipated future production growth is also dependent on our ability to increase the production volumes of CO2. If our crude oil production were to decline, it could have a material adverse effect on our financial condition and results of operations.

Our use of hedging arrangements could result in financial losses or reduce our income.

         To reduce our exposure to fluctuations in the prices of oil and natural gas, we currently and may in the future enter into hedging arrangements for a portion of our oil and natural gas production. Hedging arrangements expose us to risk of financial loss in some circumstances, including when:

         o        production is less than expected;

         o the counter-party to the hedging contract defaults on its contract obligations (as was the case with respect to our hedges placed in 2001 with an Enron subsidiary as counter-party, which resulted in our suffering a loss); or

         o there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received.

         In addition, these hedging arrangements may limit the benefit we would receive from increases in the prices for oil and natural gas.

The loss of more than one of our large oil and natural gas purchasers could have a material adverse effect on our operations.

         For the year ended December 31, 2002, two purchasers each accounted for more than 10% of our oil and natural gas revenues and in the aggregate for 25% of these revenues. We would not expect the loss of any single purchaser to have a material adverse effect upon our operations. However, the loss of a large single purchaser could potentially reduce the competition for our oil and natural gas production, which in turn could negatively impact the prices we receive.

                           FORWARD-LOOKING STATEMENTS

         Some of the information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference contain forward-looking statements. Forward-looking statements use forward-looking terms such as "believe," "expect," "may," "intend," "will," "project," "budget," "should" or "anticipate" or other similar words. These statements discuss "forward-looking" information such as:

         o        anticipated capital expenditures and budgets;

         o        future cash flows and borrowings;

         o pursuit of potential future acquisition or drilling opportunities; and

         o        sources of funding for exploration and development.

         These forward-looking statements are based on assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks, including the following:

         o fluctuations of the prices received or demand for oil and natural gas;

         o uncertainty of drilling results, reserve estimates and reserve replacement;

         o        operating hazards;

         o        acquisition risks;

         o        availability and deliverability of CO2;

         o        unexpected substantial variances in capital requirements;

         o        environmental matters; and

         o        general economic conditions.

         Other factors that could cause actual results to differ materially from those anticipated are discussed in our periodic filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2002.

         When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will not update these forward-looking statements unless the securities laws require us to do so.

                                   THE COMPANY

         We are an independent oil and natural gas company engaged in acquisition, development and exploration activities in the U.S. Gulf Coast region. We are the largest producer of oil and natural gas in Mississippi and have significant operations onshore Louisiana and in the offshore Gulf of Mexico. Our strategy is to increase the value of our properties in our core areas through a combination of acquisitions, exploitation, drilling and proven engineering extraction processes, including secondary (waterflood) and tertiary (carbon dioxide or CO2 injection) recovery techniques.

         We believe that CO2 flooding is the most efficient tertiary recovery mechanism for crude oil. Our ownership of critical CO2 assets, our dominant position as the largest producer in Mississippi and our inventory of prospects have positioned us to increase our reserves there at attractive finding costs. In our CO2 operations in Mississippi, we believe that there are significant additional reserves in fields controlled by us along our CO2 pipeline in addition to our proved reserves in this area.

         We have a well-balanced portfolio of development, exploitation and exploration projects, including long-lived oil and shorter-lived natural gas properties. We operate our largest fields, which gives us a significant advantage through being able to control our cost structure and the timing of major operational decisions. A key to our growth has been our strategy of exploitation and development of acquired properties, with a goal of doubling the reserves in place at the time of acquisition.

         As of December 31, 2002, we had estimated proved reserves of 130.7 MMBOE, with a PV-10 Value of $1.426 billion. Of these proved reserves, 66% are proved developed and 25.6% are natural gas. Our first quarter 2003 average production was 36,093 BOE/d, which was 54% oil and 46% natural gas. From 2000 to 2002, we had a 20% compounded annual growth rate in net asset value per share, based on the year-end PV-10 Value of our proved reserves using constant prices of $25.00 per barrel of oil and $4.00 per mcf of natural gas in each period. We are continuing to focus upon growth in our net asset value per share, principally through debt reduction and increases in our reserve value using constant prices.

         We manage our operations and financial resources conservatively to enable us to execute our business plan over the entire commodity price cycle. Our goal is to maintain a ratio of debt to operating cash flow of not more than approximately 2.0 to 1.0. We hedge a portion of our commodity price risk to help protect a base level of cash flow for budgeted capital expenditures and projected economics of properties we acquire.

         Our principal executive office is located at 5100 Tennyson Parkway, Suite 3000, Plano, Texas 75024 and our telephone number is 972-673-2000.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth our ratio of earnings to fixed charges:



                                         Six Months Ended                            Year Ended December 31,
                                           June 30, 2003                   2002       2001      2000       1999      1998
                                           -------------                   ----       ----      ----       ----      ----

Ratio of earnings to fixed charges                   3.7x                  3.6x       4.6x      5.8x       1.3x      (a)


_______________

(a) Earnings were insufficient to cover fixed charges by $285 million. The deficiency was primarily due to a $280 million writedown of the full cost pool as a result of low oil prices during 1998.

         For the purpose of computing the ratio of earnings to fixed charges, earnings are defined as:

         o income from continuing operations before income taxes and equity method earnings of affiliates;

         o        plus fixed charges.

         Fixed charges are defined as the sum of the following:

         o        interest expense;

         o        amortization of debt discount and issuance cost; and

         o that portion of rental expense which we believe to be representative of an interest factor.



                                 USE OF PROCEEDS

         Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of any securities that we offer by this prospectus and the accompanying prospectus supplement for the repayment of debt under our credit lines and for general corporate purposes. General corporate purposes may include additions to working capital, development and exploration expenditures or the financing of possible acquisitions. The net proceeds may be invested temporarily until they are used for their stated purpose.

                         DESCRIPTION OF DEBT SECURITIES

         This section describes the general terms and provisions of the debt securities which may be offered by us from time to time. The applicable prospectus supplement will describe the specific terms of the debt securities offered by that prospectus supplement.

         We may issue debt securities either separately or together with, or upon the conversion of, or in exchange for, other securities. The debt securities are to be either senior obligations of ours issued in one or more series and referred to herein as the "Senior Debt Securities," or subordinated obligations of ours issued in one or more series and referred to herein as the "Subordinated Debt Securities." The Senior Debt Securities and the Subordinated Debt Securities are collectively referred to as the "Debt Securities." The Debt Securities will be general obligations of the Company. Each series of Debt Securities will be issued under an agreement, or "Indenture," between Denbury and an independent third party, usually a bank or trust company, known as a "Trustee," who will be legally obligated to carry out the terms of the Indenture. The name(s) of the Trustee(s) will be set forth in the applicable prospectus supplement. We may issue all the Debt Securities under the same Indenture, as one or as separate series, as specified in the applicable prospectus supplement(s).

         This summary of certain terms and provisions of the Debt Securities and Indentures is not complete. If we refer to particular provisions of an Indenture, the provisions, including definitions of certain terms, are incorporated by reference as a part of this summary. The Indentures are or will be filed as an exhibit to the registration statement of which this prospectus is a part, or as exhibits to documents filed under the Securities Exchange Act of 1934 which are incorporated by reference into this prospectus. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. You should refer to the applicable Indenture for the provisions which may be important to you.

General

         The Indentures will not limit the amount of Debt Securities which we may issue. We may issue Debt Securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any Debt Securities being offered, including:

         o        the title and aggregate principal amount;

         o        the date(s) when principal is payable;

         o the interest rate, if any, and the method for calculating the interest rate;

         o the interest payment dates and the record dates for the interest payments;

         o        the places where the principal and interest will be payable;

         o any mandatory or optional redemption or repurchase terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

         o whether such Debt Securities will be Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the subordination provisions and the applicable definition of "Senior Indebtedness";

         o additional provisions, if any, relating to the defeasance and covenant defeasance of the Debt Securities;

         o if other than denominations of $1,000 or multiples of $1,000, the denominations the Debt Securities will be issued in;

         o whether the Debt Securities will be issued in the form of Global Securities, as defined below, or certificates;

         o whether the Debt Securities will be issuable in registered form, referred to as "Registered Securities," or in bearer form, referred to as "Bearer Securities" or both and, if Bearer Securities are issuable, any restrictions applicable to the exchange of one form for another and the offer, sale and delivery of Bearer Securities;

         o        any applicable material federal tax consequences;

         o        the dates on which premiums, if any, will be payable;

         o our right, if any, to defer payment of interest and the maximum length of such deferral period;

         o        any paying agents, transfer agents, registrars or trustees;

         o        any listing on a securities exchange;

         o if convertible into common stock or preferred stock, the terms on which such Debt Securities are convertible;

         o the terms, if any, of the transfer, mortgage, pledge, or assignment as security for any series of Debt Securities of any properties, assets, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable, and any corresponding changes to provisions of the Indenture as currently in effect;

         o        the initial offering price; and

         o other specific terms, including covenants and any additions or changes to the events of default provided for with respect to the Debt Securities.

         The terms of the Debt Securities of any series may differ and, without the consent of the holders of the Debt Securities of any series, we may reopen a previous series of Debt Securities and issue additional Debt Securities of such series or establish additional terms of such series, unless otherwise indicated in the applicable prospectus supplement.

Non U.S. Currency

         If the purchase price of any Debt Securities is payable in a currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the Debt Securities is payable in any currency other than U.S. dollars, the specific terms with respect to such Debt Securities and such foreign currency will be specified in the applicable prospectus supplement.

Original Issue Discount Securities

         Debt Securities may be issued as "Original Issue Discount Securities" to be sold at a substantial discount below their principal amount. Original Issue Discount Securities may include "zero coupon" securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Conditions pursuant to which payment of the principal of the Subordinated Debt Securities may be accelerated will be set forth in the applicable prospectus supplement. Material federal income tax and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

Covenants

         Under the Indentures, we will be required to:

         o pay the principal, interest and any premium on the Debt Securities when due;

         o        maintain a place of payment;

         o deliver a report to the Trustee at the end of each fiscal year reviewing our obligations under the Indentures; and

         o deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium.

         Any additional covenants will be described in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

         Unless otherwise indicated in a prospectus supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that we may also issue Debt Securities in bearer form only, or in both registered and bearer form. Bearer Securities shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than offices located outside the United States of certain United States financial institutions. "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. "United States" means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Bearer Securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the prospectus supplement relating to the offering of the Bearer Securities.

         Unless otherwise indicated in a prospectus supplement, Registered Securities will be issued in denominations of $1,000 or any integral multiple thereof, and Bearer Securities will be issued in denominations of $5,000.

         Unless otherwise indicated in a prospectus supplement, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, and Debt Securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by us in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any Registered Security may be made at our option by check mailed to the address of the person entitled to payment or by transfer to an account maintained by the payee with a bank located in the United States. No service charge shall be made for any registration of transfer or exchange of Debt

Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection with the exchange or transfer.

         Unless otherwise indicated in a prospectus supplement, payment of principal of, premium, if any, and interest, if any, on Bearer Securities will be made, subject to any applicable laws and regulations, at such office or agency outside the United States as specified in the prospectus supplement and as we may designate from time to time. Unless otherwise indicated in a prospectus supplement, payment of interest due on Bearer Securities on any interest payment date will be made only against surrender of the coupon relating to such interest payment date. Unless otherwise indicated in a prospectus supplement, no payment of principal, premium or interest with respect to any Bearer Security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; except that if amounts owing with respect to any Bearer Securities shall be payable in U.S. dollars, payment may be made at the Corporate Trust Office of the applicable Trustee or at any office or agency designated by us in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium or interest at all offices outside of the United States maintained for such purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

         Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

         o issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection;

         o register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part;

         o exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or

         o issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the Debt Security not to be so repaid.

Ranking of Debt Securities

         The Senior Debt Securities will be unsubordinated obligations of ours and will rank equally in right of payment with all other unsubordinated indebtedness of ours. The Subordinated Debt Securities will be obligations of ours and will be subordinated in right of payment to all existing and future Senior Indebtedness. The prospectus supplement will describe the subordination provisions and set forth the definition of "Senior Indebtedness" applicable to the Subordinated Debt Securities, and will set forth the approximate amount of such Senior Indebtedness outstanding as of a recent date.

Global Securities

         The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a "Depository" identified in the prospectus supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities, a Global Debt Security may not be transferred except as a whole:

         o        by the Depository to a nominee of such Depository;

         o by a nominee of such Depository to such Depository or another nominee of such Depository; or

         o by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

         The specific terms of the depository arrangement with respect to a series of Global Debt Securities and certain limitations and restrictions relating to a series of Global Bearer Securities will be described in the applicable prospectus supplement.

Outstanding Debt Securities

         In determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any authorization, demand, direction, notice, consent or waiver under the relevant Indenture, the amount of outstanding Debt Securities will be calculated based on the following:

         o the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon a declaration of acceleration pursuant to the terms of such Original Issue Discount Security as of the date of such determination;

         o the principal amount of a Debt Security denominated in a currency other than U.S. dollars shall be the U.S. dollar equivalent, determined on the date of original issue of such Debt Security, of the principal amount of such Debt Security; and

         o any Debt Security owned by us or any obligor on such Debt Security or any affiliate of us or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

         The Debt Securities may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by Denbury at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Conversion and Exchange

         The terms, if any, on which Debt Securities of any series are convertible into or exchangeable for common stock, preferred stock, or other Debt Securities will be set forth in the applicable prospectus supplement. Such terms of conversion or exchange may be either mandatory, at the option of the holders, or at our option.

Consolidation, Merger and Sale of Assets

         Each Indenture generally will permit a consolidation or merger between us and another corporation, if the surviving corporation meets certain limitations and conditions. Subject to those conditions, each Indenture may also permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the Indentures including the payment of all amounts due on the Debt Securities and performance of the covenants in the Indentures.

         We are only permitted to consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the Indentures, as indicated in the applicable prospectus supplement. The remaining or acquiring corporation will be substituted for us in the Indentures with the same effect as if it had been an original party to the Indenture. Thereafter, the successor corporation may exercise our rights and powers under any Indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor corporation.

Events of Default

         Unless otherwise specified in the applicable prospectus supplement, an Event of Default, as defined in the Indentures and applicable to Debt Securities issued under such Indentures, typically will occur with respect to the Debt Securities of any series under the Indenture upon:

         o default for a period to be specified in the applicable prospectus supplement in payment of any interest with respect to any Debt Security of such series;

         o default in payment of principal or any premium with respect to any Debt Security of such series when due upon maturity, redemption, repurchase at the option of the holder or otherwise;

         o default in deposit of any sinking fund payment when due with respect to any Debt Security of such series;

         o default by us in the performance, or breach, of any other covenant or warranty in such Indenture, which shall not have been remedied for a period to be specified in the applicable prospectus supplement after notice to us by the applicable Trustee or the holders of not less than a fixed percentage in aggregate principal amount of the Debt Securities of all series issued under the applicable Indenture;

         o certain events of bankruptcy, insolvency or reorganization of Denbury; or

         o any other Event of Default that may be set forth in the applicable prospectus supplement, including an Event of Default based on other debt being accelerated, known as a "cross-acceleration."

         No Event of Default with respect to any particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. If the Trustee considers it in the interest of the holders to do so, the Trustee under an Indenture may withhold notice of the occurrence of a default with respect to the Debt Securities to the holders of any series outstanding, except a default in payment of principal, premium, if any, interest, if any.

         Each Indenture will provide that if an Event of Default with respect to any series of Debt Securities issued thereunder shall have occurred and be continuing, either the relevant Trustee or the holders of at least a fixed percentage in principal amount of the Debt Securities of such series then outstanding may declare the principal amount of all the Debt Securities of such series to be due and payable immediately. In the case of Original Issue Discount Securities, the Trustee may declare as due and payable such lesser amount as may be specified in the applicable prospectus supplement. However, upon certain conditions, such declaration and its consequences may be rescinded and annulled by the holders of at least a fixed percentage in principal amount of the Debt Securities of all series issued under the applicable Indenture.

         The applicable prospectus supplement will provide the terms pursuant to which an Event of Default shall result in acceleration of the payment of principal of Subordinated Debt Securities.

         In the case of a default in the payment of principal of, or premium, if any, or interest, if any, on any Subordinated Debt Securities of any series, the applicable Trustee, subject to certain limitations and conditions, may institute a judicial proceeding for the collection thereof.

         No holder of any of the Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least a fixed percentage in principal amount of the outstanding Debt Securities of such series:

         o have made written request to the Trustee to institute such proceeding as Trustee, and offered reasonable indemnity to the Trustee,

         o the Trustee has failed to institute such proceeding within the time period specified in the applicable prospectus supplement after receipt of such notice, and

         o the Trustee has not within such period received directions inconsistent with such written request by holders of a majority in principal amount of the outstanding Debt Securities of such series. Such limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the Debt Security on or after the respective due dates expressed in the Debt Security.

         During the existence of an Event of Default under an Indenture, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default shall occur and be continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of at least a fixed percentage in principal amount of the outstanding Debt Securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred on the Trustee with respect to such series.

         The Indentures provide that the Trustee will, within the time period specified in the applicable prospectus supplement after the occurrence of any default, give to the holders of the Debt Securities of such series notice of such default known to it, unless such default shall have been cured or waived; provided that the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such holders, except in the case of a default in payment of principal of or premium, if any, on any Debt Security of such series when due or in the case of any default in the payment of any interest on the Debt Securities of such series.

         Denbury is required to furnish to the Trustee annually a statement as to compliance with all conditions and covenants under the Indentures.

Modification and Waivers

         From time to time, when authorized by resolutions of our board of directors and by the Trustee, without the consent of the holders of Debt Securities of any series, we may amend, waive or supplement the Indentures and the Debt Securities of such series for certain specified purposes, including, among other things:

         o        to cure ambiguities, defects or inconsistencies;

         o to provide for the assumption of our obligations to holders of the Debt Securities of such series in the case of a merger or consolidation;

         o to add to our Events of Default or our covenants or to make any change that would provide any additional rights or benefits to the holders of the Debt Securities of such series;

         o to add or change any provisions of such Indenture to facilitate the issuance of Bearer Securities;

         o to establish the form or terms of Debt Securities of any series and any related coupons;

         o to add guarantors with respect to the Debt Securities of such series;

         o        to secure the Debt Securities of such series;

         o to maintain the qualification of the Indenture under the Trust Indenture Act; or

         o to make any change that does not adversely affect the rights of any holder.

         Other amendments and modifications of the Indentures or the Debt Securities issued thereunder may be made by Denbury and the Trustee with the consent of the holders of not less than a fixed percentage of the aggregate principal amount of the outstanding Debt Securities of each series affected, with each series voting as a separate class; provided that, without the consent of the holder of each outstanding Debt Security affected, no such modification or amendment may:

         o reduce the principal amount of, or extend the fixed maturity of the Debt Securities, or alter or waive any redemption, repurchase or sinking fund provisions of the Debt Securities;

         o reduce the amount of principal of any Original Issue Discount Securities that would be due and payable upon an acceleration of the maturity thereof;

         o change the currency in which any Debt Securities or any premium or the accrued interest thereon is payable;

         o reduce the percentage in principal amount outstanding of Debt Securities of any series which must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Debt Securities of such series;

         o impair the right to institute suit for the enforcement of any payment on or with respect to the Debt Securities;

         o waive a default in payment with respect to the Debt Securities or any guarantee;

         o reduce the rate or extend the time for payment of interest on the Debt Securities;

         o adversely affect the ranking of the Debt Securities of any series;

         o release any guarantor from any of its obligations under its guarantee or the Indenture, except in compliance with the terms of the Indenture; or

         o solely in the case of a series of Subordinated Debt Securities, modify any of the applicable subordination provisions or the applicable definition of Senior Indebtedness in a manner adverse to any holders.

         The holders of a fixed percentage in aggregate principal amount of the outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the relevant Indenture, including any set forth in the applicable prospectus supplement. The holders of a fixed percentage in aggregate principal amount of the outstanding Debt Securities of any series may, on behalf of the holders of that series, waive any past default under the applicable Indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any Debt Securities of such series, or in respect of a covenant or provision which cannot be modified or amended without the consent of a larger fixed percentage of holders or by the holder of each outstanding Debt Securities of the series affected.

Discharge, Termination and Covenant Termination

         When we establish a series of Debt Securities, we may provide that such series is subject to the termination and discharge provisions of the applicable Indenture. If those provisions are made applicable, we may elect either:

         o to terminate and be discharged from all of our obligations with respect to those Debt Securities subject to some limitations; or

         o to be released from our obligations to comply with specified covenants relating to those Debt Securities, as described in the applicable prospectus supplement.

         To effect that termination or covenant termination, we must irrevocably deposit in trust with the relevant Trustee an amount which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on those Debt Securities and any mandatory sinking fund or similar payments on those Debt Securities. This deposit may be made in any combination of funds or government obligations. On such a termination, we will not be released from certain of our obligations that will be specified in the applicable prospectus supplement.

         To establish such a trust we must deliver to the relevant Trustee an opinion of counsel to the effect that the holders of those Debt Securities:

         o will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the termination or covenant termination; and

         o will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the termination or covenant termination had not occurred.

         If we effect covenant termination with respect to any Debt Securities, the amount of deposit with the relevant Trustee must be sufficient to pay amounts due on the Debt Securities at the time of their stated maturity. However, those Debt Securities may become due and payable prior to their stated maturity if there is an Event of Default with respect to a covenant from which we have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the Debt Securities at the time of the acceleration.

         The applicable prospectus supplement may further describe the provisions, if any, permitting termination or covenant termination, including any modifications to the provisions described above.

Governing Law

         The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees

         The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each Trustee is permitted to engage in other transactions with us from time to time, provided that if such Trustee acquires any conflicting interest, it must eliminate such conflict upon the occurrence of an Event of Default under the relevant Indenture, or else resign.

                          DESCRIPTION OF CAPITAL STOCK

General

         As of June 30, 2003, we are authorized to issue up to 125,000,000 shares of stock, including up to 100,000,000 shares of common stock, par value $.001 per share, and up to 25,000,000 shares of preferred stock, par value $.001 per share. As of June 30, 2003, we had 53,973,381 shares of common stock and no shares of preferred stock outstanding. As of that date, we also had approximately 7,209,178 shares of common stock reserved for issuance to cover the granting or exercising of options under our option plan, or in connection with other awards under various employee or director incentive and compensation plans. As of June 30, 2003, a total of 5,556,262 stock options were outstanding under our option plan.

         The following is a summary of the key terms and provisions of our equity securities. You should refer to the applicable provisions of our certificate of incorporation, bylaws, the Delaware General Corporation Law and the documents we have incorporated by reference for a complete statement of the terms and rights of our capital stock.

Common Stock

         Voting Rights. Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designation creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors. As of June 30, 2003, the Texas Pacific Group held approximately 32% of our outstanding common stock.


         Dividends. Dividends may be paid to the holders of common stock when, as and if declared by the board of directors out of funds legally available for their payment, subject to the rights of holders of any preferred stock. Denbury has never declared a cash dividend and intends to continue its policy of using retained earnings for expansion of its business.

         Rights upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally, in proportion to the number of shares of common stock held by them, in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.

         Non-Assessable. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we offer and issue under this Prospectus will also be fully paid and non-assessable.

         No Preemptive Rights. Holders of common stock are not entitled to preemptive purchase rights in future offerings of our common stock.

         Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "DNR." Any additional common stock we issue will also be listed on the NYSE and any other exchange on which our common stock is then traded.

Preferred Stock

         Our board of directors can, without approval of our shareholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences and limitations of each series. Our Certificate of Incorporation requires that the decision to create a series of preferred stock must be made by no fewer than 2/3 of the members of the board of directors. The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in a prospectus supplement, including the following terms:

         o the series, the number of shares offered and the liquidation value of the preferred stock;

         o        the price at which the preferred stock will be issued;

         o the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

         o        the liquidation preference of the preferred stock;

         o        the voting rights of the preferred stock;

         o whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

         o whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

         o any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

         The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designation as an exhibit or incorporate it by reference.

         Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

         Any preferred stock will, when issued, be fully paid and non-assessable.

                        DESCRIPTION OF DEPOSITARY SHARES

         We may offer preferred stock represented by depositary shares and issue depositary receipts evidencing the depositary shares. Each depositary share will represent a fraction of a share of preferred stock. Shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement among us, a bank or trust company acting as the "Depository" and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the depositary shares evidenced by the depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares. Those rights include any dividend, voting, conversion, redemption and liquidation rights. Immediately following the issuance and delivery of the preferred stock to the Depository, we will cause the Depository to issue the depositary receipts on our behalf.

         If depositary shares are offered, the applicable prospectus supplement will describe the terms of such depositary shares, the deposit agreement and, if applicable, the depositary receipts, including the following, where applicable:

         o the payment of dividends or other cash distributions to the holders of depositary receipts when such dividends or other cash distributions are made with respect to the preferred stock;

         o the voting by a holder of depositary shares of the preferred stock underlying such depositary shares at any meeting called for such purpose;

         o if applicable, the redemption of depositary shares upon a redemption by us of shares of preferred stock held by the Depository;

         o if applicable, the exchange of depositary shares upon an exchange by us of shares of preferred stock held by the Depository for debt securities or common stock;

         o if applicable, the conversion of the shares of preferred stock underlying the depositary shares into shares of our common stock, other shares of our preferred stock or our debt securities;

         o the terms upon which the deposit agreement may be amended and terminated;

         o        a summary of the fees to be paid by us to the Depository;

         o the terms upon which a Depository may resign or be removed by us; and

         o any other terms of the depositary shares, the deposit agreement and the depositary receipts.

         If a holder of depositary receipts surrenders the depositary receipts at the corporate trust office of the Depository, unless the related depositary shares have previously been called for redemption, converted or exchanged into other securities of Denbury, the holder will be entitled to receive at this office the number of shares of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole and, to the extent provided by the applicable prospectus supplement, fractional shares of the preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to receive depositary shares in exchange for shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that is more than the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the Depository will issue the holder a new depositary receipt evidencing such excess number of depositary shares at the same time.

         Prospective purchasers of depositary shares should be aware that special tax, accounting and other considerations may be applicable to instruments such as depositary shares.



                             DESCRIPTION OF WARRANTS

         We may issue warrants for the purchase of preferred or common stock, either independently or together with other securities. Each series of warrants will be issued under a warrant agreement to be entered into between Denbury and a bank or trust company. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of such warrant agreement and the warrants.

         Each warrant will entitle the holder to purchase the number of shares of preferred or common stock at the exercise price set forth in, or calculable as set forth in any applicable prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events, as set forth in any applicable prospectus supplement. After the close of business on the expiration date of the warrant, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in any applicable prospectus supplement.

                              PLAN OF DISTRIBUTION


         We may sell the securities offered by this prospectus and applicable prospectus supplements:


         o        through underwriters or dealers;

         o        through agents;

         o        directly to purchasers; or

         o        through a combination of any such methods of sale.

         Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

         The applicable prospectus supplement relating to the securities will set forth:

         o their offering terms, including the name or names of any underwriters, dealers or agents;

         o the purchase price of the securities and the proceeds to us from such sale;

         o any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

         o        any initial public offering price;

         o any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

         o in the case of debt securities, the interest rate, maturity and redemption provisions; and

         o any securities exchanges on which the securities may be listed.

         If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the New York Stock Exchange:

         o        at a fixed price or prices which may be changed;

         o        at market prices prevailing at the time of sale;

         o        at prices related to such prevailing market prices; or

         o        at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

         Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

         Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by Denbury to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

         Each class or series of securities will be a new issue of securities with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, other than the common stock, but we are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

         Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us, as the case may be, in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled "Plan of Distribution" or "Underwriting" in the applicable prospectus supplement.

                                 LEGAL OPINIONS

         Jenkens & Gilchrist, A Professional Corporation, will issue an opinion for Denbury regarding the legality of the securities offered by this prospectus and applicable prospectus supplement. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference from Denbury's Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


         With respect to the unaudited interim financial information for the periods ended March 31, 2003 and 2002 and June 30, 2003 and 2002 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003 and incorporated by reference herein (which reports include an emphasis paragraph regarding the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Retirement Obligations"), they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


         Certain estimates of our oil and natural gas reserves and related information incorporated by reference in this prospectus have been derived from engineering reports prepared by DeGoyler and MacNaughton as of December 31, 2002, 2001 and 2000, and all such information has been so included on the authority of such firm as an expert regarding the matters contained in its reports.

                  SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 2003


PROSPECTUS

                                17,274,314 Shares

                             Denbury Resources Inc.

                                  Common Stock

         The selling shareholders named in this prospectus may sell up to 17,274,314 shares of common stock of Denbury from time to time under this prospectus. Denbury will not receive any of the proceeds from the sale of the common stock by the selling shareholders.

         We will provide specific terms of offerings of common stock hereunder in supplements to this prospectus, which will include the initial offering price, aggregate amount of the offering, risk factors and the agents, dealers or underwriters, if any, to be used in connection with the sale of these common stock. You should read this prospectus and any supplement carefully before you invest.

         Our common stock is traded on the New York Stock Exchange under the symbol "DNR."

         This prospectus may not be used to sell common stock unless accompanied by a supplement to this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is _______________, 2003

         You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of this common stock in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the applicable prospectus supplement.

                       TABLE OF CONTENTS                           Page


ABOUT THIS PROSPECTUS..............................................  i
WHERE YOU CAN FIND MORE INFORMATION................................  i
RISK FACTORS.......................................................  1
FORWARD-LOOKING STATEMENTS.........................................  3
THE COMPANY........................................................  4
USE OF PROCEEDS....................................................  4
DESCRIPTION OF CAPITAL STOCK.......................................  5
SELLING SHAREHOLDERS...............................................  7
PLAN OF DISTRIBUTION...............................................  8
LEGAL OPINIONS..................................................... 10
EXPERTS............................................................ 10


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, one or more selling shareholders may resell up to 17,274,314 shares of our common stock that they own in one or more offerings. In addition, a separate prospectus for the Company has been included in this registration statement under which the Company may sell up to $150 million of securities described in that prospectus. This prospectus provides you with a general description of the common stock such selling shareholders may offer. Each time the selling shareholders sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

         As used in this prospectus, "Denbury," "we," "us," and "our" refer to Denbury Resources Inc. and its subsidiaries.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. You may view our reports electronically at the SEC's Internet site at http://www.sec.gov, or at our own website at http://www.denbury.com.

         This prospectus constitutes part of a Registration Statement on Form S-3 filed with the SEC under the Securities Act of 1933. It omits some of the information contained in the Registration Statement, and reference is made to the Registration Statement for further information with respect to us and the common stock we are offering. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the filed document.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information and the information in the prospectus. We incorporate by reference (excluding any information furnished pursuant to Item 9 or Item 12 of any Report on Form 8-K) the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the common stock covered by this prospectus:

         1.       Our Annual Report on Form 10-K for the year ended December 31,
                  2002;

         2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2003;

         3. The description of our common stock contained in Amendment No. 1 to our registration statement on Form 8-A filed on April 21, 1999, including any amendment or report filed before or after the date of this prospectus for the purpose of updating the description;

         4. Current Reports on Form 8-K dated March 11, 2003, March 17, 2003, March 19, 2003, May 1, 2003, July 31, 2003, August
                  12, 2003, and September 22, 2003; and

         5. Information under the caption "Security Ownership of Certain Beneficial Owners and Management" on pages 13 and 14 of our Definitive Proxy Statement dated April 11, 2003.

         You may request a copy of these filings at no cost, by writing or telephoning Phil Rykhoek, Senior Vice President and Chief Financial Officer, Denbury Resources Inc., 5100 Tennyson Pkwy., Ste. 3000, Plano, Texas 75024, phone: (972) 673-2000.

                                  RISK FACTORS

         There are a number of risks associated with investing in Denbury and in our industry. You should carefully review the more detailed description of risk factors contained in the supplement to this prospectus.

Steep or prolonged drops in prices can harm us financially and hurt our ability to grow.

         Our revenue, profitability and cash flow depend upon the prices and demand for oil and natural gas. The markets for oil and natural gas are very volatile, as evidenced by the recent volatility in natural gas prices in response to the war between the United States and Iraq. The changes in oil and natural gas prices have a significant impact on the value of our reserves and a decline in prices could cause a write-down of our oil and gas properties, which would negatively affect our net income.

Our controlling stockholder still holds a significant percentage of our outstanding common stock.

         Although between November 2002 and March 2003 affiliates of the Texas Pacific Group have sold approximately 37% of the Denbury common stock that they owned, they still beneficially own approximately 32% of our outstanding common stock. Texas Pacific Group representatives currently hold three of eight seats on our board of directors. As a result of this ownership and provisions of our certificate of incorporation and bylaws, the Texas Pacific Group has historically had the effective ability to elect all our directors and to control our business and affairs, including decisions with respect to the acquisition or disposition of assets, the future issuance of our common stock or other securities, dividend policy and decisions with respect to our drilling, operating and acquisition expenditure plans.

Oil and natural gas drilling and producing operations involve various risks.

         Our drilling activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs. Operating and developing oil and natural gas properties involves a number of inherent risks, including the risk of personal injury, environmental contamination or loss of wells. In addition, our drilling operations may be curtailed, delayed or canceled as a result of other factors, including title problems, adverse weather conditions, and compliance with environmental and other governmental requirements. We may not be able to insure against all of these risks.

A failure to acquire producing properties on a profitable basis in the future may significantly affect our profitability and growth.

         Our significant growth in recent years is attributable in significant part to our acquiring producing properties. Our ability to continue to make successful acquisitions is influenced by many factors beyond our control.

Estimating our reserves, production and future net cash flow is difficult to do with any certainty.

         Estimates of our proved developed oil and natural gas reserves and the resulting future net revenues contained in this prospectus and elsewhere are based on a number of uncertainties. A drop in prices or estimated production volumes could materially adversely affect our revenues, profitability and financial health.

Our level of indebtedness may adversely affect operations and limit our growth.

         We make, and will continue to make, substantial capital expenditures to acquire, develop, produce, explore and abandon our oil and natural gas reserves. Our bank borrowing base is adjusted at the banks' discretion and is based in part upon external factors over which we have no control. Further, our cash flow from operations is highly dependent on the prices that we receive for oil and natural gas. Any decrease in our revenues, as a result of lower oil or gas prices or otherwise, could limit our ability to replace reserves or maintain production at current levels. If our cash flow from operations drops significantly, we may be unable to find additional debt or equity financing.

Shortages of oil field equipment, services and qualified personnel could reduce our cash flow and adversely affect results of operations.

         Our ability to conduct operations in a timely and cost effective manner depends on the availability of supplies, equipment and personnel. The oil and gas industry is cyclical and experiences periodic shortages of drilling rigs and other equipment, tubular goods, supplies and experienced personnel. Shortages can delay operations and materially increase operating and capital costs.

Our future success depends on our ability to find, develop or acquire additional oil and natural gas reserves that are economically recoverable.

         Unless we successfully replace the reserves that we produce, our reserves will decline, resulting eventually in a decrease in oil and natural gas production. This would lead to lower production and cash flow.

Our production will decline if our access to sufficient amounts of carbon dioxide is limited.

         The crude oil production from our tertiary recovery projects depends on our having access to sufficient amounts of carbon dioxide (CO2). Our ability to produce this oil would be hindered if our supply of CO2 were limited due to problems with our current CO2 producing wells and facilities, including compression equipment, or catastrophic pipeline failure. Our anticipated future production growth is also dependent on our ability to increase the production volumes of CO2. If our crude oil production were to decline, it could have a material adverse effect on our financial condition and results of operations.

Our use of hedging arrangements could result in financial losses or reduce our income.

         To reduce our exposure to fluctuations in the prices of oil and natural gas, we currently and may in the future enter into hedging arrangements for a portion of our oil and natural gas production. Hedging arrangements expose us to risk of financial loss in some circumstances, including when:

         o        production is less than expected;

         o the counter-party to the hedging contract defaults on its contract obligations (as was the case with respect to our hedges placed in 2001 with an Enron subsidiary as counter-party, which resulted in our suffering a loss); or

         o there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received.

         In addition, these hedging arrangements may limit the benefit we would receive from increases in the prices for oil and natural gas.

The loss of more than one of our large oil and natural gas purchasers could have a material adverse effect on our operations.

         For the year ended December 31, 2002, two purchasers each accounted for more than 10% of our oil and natural gas revenues and in the aggregate for 25% of these revenues. We would not expect the loss of any single purchaser to have a material adverse effect upon our operations. However, the loss of a large single purchaser could potentially reduce the competition for our oil and natural gas production, which in turn could negatively impact the prices we receive.

                           FORWARD-LOOKING STATEMENTS

         Some of the information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference contain forward-looking statements. Forward-looking statements use forward-looking terms such as "believe," "expect," "may," "intend," "will," "project," "budget," "should" or "anticipate" or other similar words. These statements discuss "forward-looking" information such as:

         o        anticipated capital expenditures and budgets;

         o        future cash flows and borrowings;

         o pursuit of potential future acquisition or drilling opportunities; and

         o        sources of funding for exploration and development.

         These forward-looking statements are based on assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks, including the following:

         o fluctuations of the prices received or demand for oil and natural gas;

         o uncertainty of drilling results, reserve estimates and reserve replacement;

         o        operating hazards;

         o        acquisition risks;

         o        availability and deliverability of CO2;

         o        unexpected substantial variances in capital requirements;

         o        environmental matters; and

         o        general economic conditions.

         Other factors that could cause actual results to differ materially from those anticipated are discussed in our periodic filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2002.

         When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We will not update these forward-looking statements unless the securities laws require us to do so.

                                   THE COMPANY

         We are an independent oil and natural gas company engaged in acquisition, development and exploration activities in the U.S. Gulf Coast region. We are the largest producer of oil and natural gas in Mississippi and have significant operations onshore Louisiana and in the offshore Gulf of Mexico. Our strategy is to increase the value of our properties in our core areas through a combination of acquisitions, exploitation, drilling and proven engineering extraction processes, including secondary (waterflood) and tertiary (carbon dioxide or CO2 injection) recovery techniques.

         We believe that CO2 flooding is the most efficient tertiary recovery mechanism for crude oil. Our ownership of critical CO2 assets, our dominant position as the largest producer in Mississippi and our inventory of prospects have positioned us to increase our reserves there at attractive finding costs. In our CO2 operations in Mississippi, we believe that there are significant additional reserves in fields controlled by us along our CO2 pipeline in addition to our proved reserves in this area.

         We have a well-balanced portfolio of development, exploitation and exploration projects, including long-lived oil and shorter-lived natural gas properties. We operate our largest fields, which gives us a significant advantage through being able to control our cost structure and the timing of major operational decisions. A key to our growth has been our strategy of exploitation and development of acquired properties, with a goal of doubling the reserves in place at the time of acquisition.

         As of December 31, 2002, we had estimated proved reserves of 130.7 MMBOE, with a PV-10 Value of $1.426 billion. Of these proved reserves, 66% are proved developed and 25.6% are natural gas. Our first quarter 2003 average production was 36,093 BOE/d, which was 54% oil and 46% natural gas. From 2000 to 2002, we had a 20% compounded annual growth rate in net asset value per share, based on the year-end PV-10 Value of our proved reserves using constant prices of $25.00 per barrel of oil and $4.00 per mcf of natural gas in each period. We are continuing to focus upon growth in our net asset value per share, principally through debt reduction and increases in our reserve value using constant prices.

         We manage our operations and financial resources conservatively to enable us to execute our business plan over the entire commodity price cycle. Our goal is to maintain a ratio of debt to operating cash flow of not more than approximately 2.0 to 1.0. We hedge a portion of our commodity price risk to help protect a base level of cash flow for budgeted capital expenditures and projected economics of properties we acquire.

         Our principal executive office is located at 5100 Tennyson Parkway, Suite 3000, Plano, Texas 75024 and our telephone number is 972-673-2000.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of common stock by the selling shareholders. The selling shareholders will receive all net proceeds from the sale of shares of our common stock offered in this prospectus.

                          DESCRIPTION OF CAPITAL STOCK

General

         As of June 30, 2003, we are authorized to issue up to 125,000,000 shares of stock, including up to 100,000,000 shares of common stock, par value $.001 per share, and up to 25,000,000 shares of preferred stock, par value $.001 per share. As of June 30, 2003, we had 53,973,381 shares of common stock and no shares of preferred stock outstanding. As of that date, we also had approximately 7,209,178 shares of common stock reserved for issuance to cover the granting or exercising of options under our option plan, or in connection with other awards under various employee or director incentive and compensation plans. As of June 30, 2003, a total of 5,556,262 stock options were outstanding under our option plan.

         The following is a summary of the key terms and provisions of our equity securities. You should refer to the applicable provisions of our certificate of incorporation, bylaws, the Delaware General Corporation Law and the documents we have incorporated by reference for a complete statement of the terms and rights of our capital stock.

Common Stock

         Voting Rights. Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designation creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors. As of June 30, 2003, the Texas Pacific Group held approximately 32% of our outstanding common stock.

         Dividends. Dividends may be paid to the holders of common stock when, as and if declared by the board of directors out of funds legally available for their payment, subject to the rights of holders of any preferred stock. Denbury has never declared a cash dividend and intends to continue its policy of using retained earnings for expansion of its business.

         Rights upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally, in proportion to the number of shares of common stock held by them, in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.

         Non-Assessable. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we offer and issue under this prospectus will also be fully paid and non-assessable.

         No Preemptive Rights. Holders of common stock are not entitled to preemptive purchase rights in future offerings of our common stock.

         Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "DNR." Any additional common stock we issue will also be listed on the NYSE and any other exchange on which our common stock is then traded.

Preferred Stock

         Our board of directors can, without approval of our shareholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences and limitations of each series. Our Certificate of Incorporation requires that the decision to create a series of preferred stock must be made by no fewer than 2/3 of the members of the board of directors. The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in a prospectus supplement, including the following terms:

         o the series, the number of shares offered and the liquidation value of the preferred stock;

         o        the price at which the preferred stock will be issued;

         o the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

         o        the liquidation preference of the preferred stock;

         o        the voting rights of the preferred stock;

         o whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

         o whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

         o any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

         The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designation as an exhibit or incorporate it by reference.

         Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

         Any preferred stock will, when issued, be fully paid and non-assessable.

                              SELLING SHAREHOLDERS

         As of June 30, 2003, the selling shareholders, which are all affiliates of the Texas Pacific Group, are holders of 17,274,314 shares of our common stock, or approximately 32% of our outstanding common stock. Texas Pacific Group representatives currently hold three of eight seats on our board of directors and it is our largest shareholder. As a result of their stock ownership and provisions of our certificate of incorporation and bylaws, the Texas Pacific Group has historically had the effective ability to elect all our directors and to control our business and affairs.

         The following table sets forth information concerning ownership of our issued and outstanding common stock as of June 30, 2003 by each selling shareholder. As of June 30, 2003, there were approximately 53,973,381 shares of our common stock issued and outstanding. Also shown below is information on the selling shareholders' ownership of our issued and outstanding common stock after sale of all the shares offered hereunder.

                                                                                                   Shares Owned
                                                                                              Immediately after Sale
                                                   Shares Owned as of                          of all Shares to be
                                                     June 30, 2003                                   Offered
                                              -----------------------------                 ---------------------------
Name and Address of Beneficial Owner(1)                      Percent of      Shares to be
                                                Shares       Outstanding       Offered         Shares        Percent
                                              ------------   --------------  -------------  -------------  ------------

TPG Partners, L.P.                              5,023,167        9.3%             5,023,167      -                0%

TPG Parallel I, L.P.                              500,596        *                  500,596      -                0%

TPG Investors II, L.P.                          1,044,325        1.9%            1,044,325       -                0%

TPG Parallel II, L.P.                             683,225        1.3%              683,225       -                0%

TPG Partners II, L.P.                          10,011,721       18.6%            10,011,721      -                0%

TPG 1999 Equity Partners II, L.P.                  11,280        *                   11,280      -                0%
                                              ------------ ---------------- --------------- -------------  ------------
Texas Pacific Group Totals                     17,274,314       32.0%            17,274,314      -                0%
                                              ============ ================ =============== =============  ============

*        Less than one percent

(1) TPG Advisors, Inc. is the sole general partner of TPG GenPar, L.P., which in turn is the sole general partner of TPG Partners, L.P. and TPG Parallel I, L.P. TPG Advisors II, Inc. is the sole general partner of TPG 1999 Equity Partners II, L.P. and TPG GenPar II, L.P., which in turn is the sole general partner of TPG Investors II, L.P., TPG Parallel II, L.P., and TPG Partners II, L.P. Messrs. David Bonderman, a former director of Denbury, James Coulter and William Price, a director of Denbury, are the sole directors and shareholders of TPG Advisors, Inc. and TPG Advisors II, Inc. The address for all of the selling shareholders listed above is 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

         The selling shareholders are not obligated to sell the shares offered under this prospectus and may choose not to sell any of the shares or only a portion of the shares. SEC rules, however, require that we assume that the selling shareholders sell all of the shares being offered hereunder.

         The prospectus supplement for any offering of the common stock by selling shareholders will include the following information:

         o        the names of the selling shareholders;

         o the number of shares of common stock held by each of the selling shareholders;

         o the percentage of the outstanding common stock held by each of the selling shareholders; and

         o the number of shares of common stock offered by each of the selling shareholders.

         In April 1999, we entered into a registration rights agreement with the Texas Pacific Group covering all 27,274,314 shares of our common stock that the Texas Pacific Group then owned. The agreement provides the Texas Pacific Group both demand and piggyback registration rights. Under the agreement, the Texas Pacific Group has the demand right to cause us to file up to four registration statements. To date, the Texas Pacific Group has exercised two demands to be included in a shelf registration, one of which is currently available for this offering. The Texas Pacific Group's remaining demand rights expire on April 21, 2007, and are subject to black-out periods. Under the registration rights agreement, we cannot grant any registration rights to any other person on terms more favorable than those granted to the Texas Pacific Group.

                              PLAN OF DISTRIBUTION

         The selling shareholders may sell the common stock offered by this prospectus and applicable prospectus supplements:

         o        through underwriters or dealers;

         o        through agents;

         o        directly to purchasers; or

         o        through a combination of any such methods of sale.

         Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

         The applicable prospectus supplement relating to the common stock will set forth:

         o their offering terms, including the name or names of any underwriters, dealers or agents;

         o the purchase price of the common stock and the proceeds to us from such sale;

         o any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

         o        any initial public offering price;

         o any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

         o any securities exchanges on which the common stock may be listed.

         If underwriters or dealers are used in the sale, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the New York Stock Exchange:

         o        at a fixed price or prices which may be changed;

         o        at market prices prevailing at the time of sale;

         o        at prices related to such prevailing market prices; or

         o        at negotiated prices.

The common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the common stock will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the common stock if any is purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

         Common stock may be sold directly by the selling shareholders or through agents designated by the selling shareholders from time to time. Any agent involved in the offer or sale of the common stock in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by the selling shareholders to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         If so indicated in the prospectus supplement, the selling shareholders will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase common stock from the selling shareholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

         Underwriters, dealers and agents may be entitled under agreements entered into with the selling shareholders to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

         Certain persons participating in any offering of common stock may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell common stock in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the common stock; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of common stock than they are required to purchase from us, as the case may be, in the offering.

The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the common stock sold for their account may be reclaimed by the syndicate if such common stock are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled "Plan of Distribution" or "Underwriting" in the applicable prospectus supplement.

                                 LEGAL OPINIONS

         Jenkens & Gilchrist, A Professional Corporation, will issue an opinion for Denbury regarding the legality of the common stock offered by this prospectus and applicable prospectus supplement. If the common stock is being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference from Denbury's Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         With respect to the unaudited interim financial information for the periods ended March 31, 2003 and 2002 and June 30, 2003 and 2002 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003 and incorporated by reference herein (which reports include an emphasis paragraph regarding the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Retirement Obligations"), they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

         Certain estimates of our oil and natural gas reserves and related information incorporated by reference in this prospectus have been derived from engineering reports prepared by DeGoyler and MacNaughton as of December 31, 2002, 2001 and 2000, and all such information has been so included on the authority of such firm as an expert regarding the matters contained in its reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution


         The following table sets forth the costs and expenses payable by Denbury in connection with the sale of securities being registered hereby, assuming Denbury sells $100 million of debt securities and $50 million of common stock hereunder. None of the following expenses will be paid by selling shareholders, if any. All amounts are estimates, except the registration fee.

         SEC Registration Fee.............................     $     29,115
         NYSE Filing Fee..................................     $     13,500
         Accounting Fees..................................     $     75,000
         Legal Fees and Expenses..........................     $    175,000
         Printing and Engraving Fees and Expenses.........     $    225,000
         Trustee Fees.....................................     $     15,000
         Rating Agency Fee................................     $     65,000
         Miscellaneous....................................     $     27,385
                                                               ------------
                       Total..............................     $    625,000
                                                               ============



Item 15. Indemnification of Officers and Directors

================================================================================

         Section 145 of the Delaware General Corporation Law (the "DGCL"), empowers us under specified circumstances, to indemnify our directors, officers, employees and agents in connection with actions, suits or proceedings brought against them or threatened by reason of the fact that they were our directors, officers, employees or agents, so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of our Company, and with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of our Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to us, unless a court determines that indemnification is appropriate.

         Article IX of our Certificate of Incorporation requires indemnification of directors, officers and other employees to the fullest extent permitted by
Section 145 of the DGCL. Furthermore, Article IX explicitly provides that:

         o we may advance expenses, including reasonable attorneys' fees, to individuals entitled to indemnification;

         o we may not take any action to diminish or reduce the rights of individual entitled to indemnification after the occurrence of the events to which the indemnification relates; and

         o any person entitled to indemnification by us may bring suit against us if we do not pay them within 30 days after receiving a written demand for indemnification and, if successful, such person may recover their expenses for such suit, including attorneys' fees, from us. In the suit, we will have the burden of proving any defense that the person is not eligible for indemnification under the DGCL.

         Additionally, Denbury maintains directors and officers insurance which includes coverage for liability under the federal securities laws.

         Article X of our Certificate of Incorporation limits the personal liability of a director to us or our stockholders for monetary damages for breach of fiduciary duty as a director provided that a director's liability may not be limited (i) for any breach of the director's duty of loyalty to Denbury or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Item 16.    Exhibits


Exhibit No.              Document Description
-------------    ---------------------------------------------------------------

         **1.1    Form of Underwriting Agreement (Debt Securities)

         **1.2    Form of Underwriting Agreement (Common Stock)

         **1.3    Form of Underwriting Agreement (Preferred Stock)

         **1.4    Form of Underwriting Agreement (Depositary Shares)

         **1.5    Form of Underwriting Agreement (Warrants)


         ***4.1 Form of Indenture between Denbury Resources Inc. and Trustee to be designated therein covering Debt Securities to be offered hereunder, including Form of Note or Debenture attached thereto


         **4.2 Form of Certificate of Designation for Preferred Stock, including Specimen Certificate

         **4.3 Form of Depositary Agreement between Denbury Resources Inc. and Depository to be designated therein covering Depositary Shares to be offered hereunder, including Form of Depositary Receipt attached hereto

         **4.4 Form of Warrant Agreement and Trustee to be designated therein covering Common Stock Warrants to be offered hereunder, including Form of Common Stock Warrant attached thereto

         **4.5 Form of Warrant Agreement and Trustee to be designated therein covering Preferred Stock Warrants to be offered hereunder, including Form of Preferred Stock Warrant attached thereto

         4.6 Certificate of Incorporation of Denbury Resources Inc. filed with the Delaware Secretary of State on April 20, 1999 (incorporated by reference as Exhibit 3(a) of the Registrant's Form 10-Q for the quarter ended March 31, 1999).


         4.7 Bylaws of Denbury Resources Inc., a Delaware corporation, adopted April 20, 1999 (incorporated by reference as Exhibit 3(b) of the Registrant's Form 10-Q for the quarter ended March 31, 1999)

Exhibit No.              Document Description
-------------    ---------------------------------------------------------------


         4.8 Registration Rights Agreement dated April 21, 1999 (incorporated by reference as Exhibit 10.8 of Form 13D filed April 27, 1999 by TPG Partners, L.P.)

         ***5 Opinion of Jenkens & Gilchrist, A Professional Corporation, as to the validity of the Securities being registered hereunder


         *12 Denbury Resources Inc. Computation of Ratio of Earnings to Fixed Charges

         *15 Letter from Deloitte & Touche LLP, independent accountants, as to unaudited interim financial information


         ***23.1  Consent of DeGolyer and MacNaughton

         *23.2    Consent of Deloitte & Touche LLP

         ***23.3 Consent of Jenkens & Gilchrist, A Professional Corporation (included in Exhibit 5)


         ***24    Power of Attorney (included on signature page)

         **25 Statement(s) on Form T-1 of Eligibility of Trustee for the Debt Securities



*        Filed herewith
**       To be filed by amendment or Form 8-K
***      Previously filed



17. Undertakings

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby understands that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(e) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of that Act.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on September 17, 2003.


                                        DENBURY RESOURCES INC.

                                        By:  /s/ Phil Rykhoek
                                           -----------------------------------
                                           Phil Rykhoek
                                           Senior Vice President and Chief
                                           Financial Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signatures                                 Title                                  Date
---------------------------------------  ---------------------------------------  --------------------------------



         Gareth Roberts*                 President,                                      September 17, 2003
---------------------------------------  Chief Executive Officer,
         Gareth Roberts                  and Director
                                         (Principal Executive Officer)

         /s/ Phil Rykhoek                Senior Vice-President and                       September 17, 2003
---------------------------------------  Chief Financial Officer
         Phil Rykhoek                    (Principal Financial Officer)

         /s/ Mark C. Allen               Vice President and                              September 17, 2003
---------------------------------------  Chief Accounting Officer
         Mark C. Allen                   (Principal Accounting Officer)


         Ronald G. Greene*               Chairman of the Board and                       September 17, 2003
---------------------------------------  Director
         Ronald G. Greene

         David I. Heather*               Director                                        September 17, 2003
---------------------------------------
         David I. Heather





         Wieland F. Wettstein*           Director                                        September 17, 2003
---------------------------------------
         Wieland F. Wettstein

         David B. Miller*                Director                                        September 17, 2003
---------------------------------------
         David B. Miller

         /s/ Phil Rykhoek
----------------------------------------
         Phil Rykhoek*

*Attorney-in-fact pursuant to
power of attorney contained in
original filing of this
Registration Statement

                                INDEX TO EXHIBITS

Exhibit No.                    Document Description
----------------  --------------------------------------------------------------

         12 Denbury Resources Inc. Computation of Ratio of Earnings to Fixed Charges


         15 Letter from Deloitte & Touche LLP, independent accountants, as to unaudited interim financial information

         23.2     Consent of Deloitte & Touche LLP